SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WHX CORPORATION

          GABELLI FUNDS, LLC
               THE GABELLI VALUE FUND,INC.
                                 3/15/99            4,000             8.8000
               THE GABELLI CAPITAL ASSET FUND
                                 3/10/99            2,000             8.4219
                                 2/23/99            3,000             9.2583
          GAMCO INVESTORS, INC.
                                 4/15/99           50,000             8.1875
                                 4/12/99            1,500             7.5000
                                 4/09/99              500-            7.5000
                                 4/06/99            2,000             7.9816
                                 4/06/99           15,000             7.9816
                                 4/05/99            3,000             8.0000
                                 4/01/99            1,500-            7.9375
                                 3/31/99            5,000             7.9875
                                 3/29/99              500             8.3125
                                 3/25/99            2,000-            8.3125
                                 3/16/99              500-            8.5000
                                 3/15/99            1,500-             *DO
                                 3/15/99            5,000             8.5521
                                 3/15/99            1,000             8.5521
                                 3/12/99            5,000             8.6625
                                 3/10/99            5,000             8.4886
                                 3/10/99              500             8.4886
                                 3/09/99            2,000             8.6250
                                 3/08/99            1,000             8.6250
                                 3/04/99            3,000             8.8125
                                 3/04/99            8,000             8.7500
                                 3/03/99            3,000             8.6667
                                 2/24/99            5,000             9.0625
                                 2/18/99            5,000             9.3250
                                 2/16/99            2,000             9.3750


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.








                                           SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-WHX CORP CONV PRFD A

          GAMCO INVESTORS, INC.
                                 3/23/99            1,000-           37.6229
                                 3/23/99            1,000            37.8787
                                 3/03/99            1,300            36.5625
                                 3/02/99            1,000            37.0000
                                 2/26/99            1,000            37.4375
                                 2/23/99            1,000-           38.0000




































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.







                                               SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-WHX CORP CONV PRFD B

          GABELLI FUNDS, LLC
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 3/26/99              500            35.5500




























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.